Incorporated under the Laws of the State of Delaware

Paragon Semitech USA, Inc.
Series A Convertible Preferred Stock
Total Authorized Issue 2,000,000 Shares of Series A Convertible Preferred Stock,
(par value $.001 per share)

No.	_________ Shares

THIS CERTIFIES THAT, ______________, is the registered holder of ____________________________ (________) fully paid and non-assessable shares, par value $.001 per share, of the Series A Convertible Preferred Stock of Paragon Semitech USA, Inc. (hereinafter and on the reverse hereof called the “Corporation”), transferable on the books of the Corporation only upon request of the holder hereof in person (or of such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation), and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed, or upon a duly executed conversion notice acknowledged by the Corporation as indicated by a signature of a duly authorized officer of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this ___ day of __________, 2008.

John D. Kuhns, President	Mary E. Fellows, Secretary

THESE SECURITIES (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

The Corporation will furnish without charge to each stockholder who so requests a copy of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock filed by the Corporation with the Secretary of State of Delaware.

FOR VALUE RECEIVED _________________________________________________________ does hereby sell, assign and transfer unto ________________________________________________________________ Shares evidenced by the within Certificate, and does hereby irrevocably constitute and appoint ____________________________________________
__________________ attorney to transfer the said Shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated _______________________________________

In presence of: _________________________________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.